Exhibit 10(h)(v)

IDAHO POWER COMPANY

1994 RESTRICTED STOCK PLAN
____________ RESTRICTED PERIOD
PERFORMANCE STOCK AGREEMENT

THIS AGREEMENT, entered into by and between Idaho Power Company, an Idaho corporation (the "Company"), and ___________________, an individual residing at __________________ (the "Executive"), effective as of ____________, ______.

WITNESSETH:

WHEREAS, the Company has adopted the Idaho Power Company 1994 Restricted Stock Plan (the "Plan") for the purpose of providing an equity-based incentive program to its key employees;

WHEREAS, the Executive has been designated by the Compensation Committee (the "Committee") of the Board of Directors of the Company as eligible to participate under the Plan for the ____________ Restricted Period; and

WHEREAS, the Committee has determined to make a grant to the Executive for the ____________ Restricted Period in consideration of his services to the Company.

NOW, THEREFORE, the Company and the Executive hereby agree as follows:

1.  The Executive is hereby granted effective as of _____________, _____, _________ shares of IDACORP, Inc. Common Stock, $-0- par value per share (the "Shares"), subject to the restrictions as set forth in the Plan and to the following restrictions and rights during the ____________ Restricted Period:

a.        The Restricted Period shall extend from the date of grant through December 31, _______. If the vesting conditions set forth in subsection (e) below are satisfied, vesting shall occur on January 1, ________.

b.         The Executive shall have the right to vote the Shares.

c.         The Executive shall receive dividends on the Shares.

d.         The Shares shall be registered in the name of the Executive and held in custody by the Company.

e.         Vesting of the Shares on January 1, ___________ is subject to the Executive's continued employment through the Restricted Period (except as otherwise provided in subsection (f) below) and attainment of the following performance goal: cumulative earnings per share ("CEPS") for the calendar years ________, _________ and _________ as reported on the audited financial statements of the Company. If CEPS are less than $______, no Shares shall vest; if CEPS are at least $____, _______ Shares shall vest plus an additional _______ Shares for every one cent increase in CEPS over $_____ up to but not including $_____ in CEPS; if CEPS are $_____, all Shares granted shall vest; and if CEPS are over $_____, all Shares granted shall vest and an additional grant of _________ Shares for every one cent increase in CEPS up to and including $______ in CEPS shall be made, without restrictions as to vesting.  Any Shares that do not vest shall be forfeited by the Executive at the end of the Restricted Period.  Any dividends received prior to the end of the Restricted Period on forfeited Shares shall be retained by the Executive.

f.          In the case of death or disability of the Executive during the Restricted Period, or with the approval of the Committee upon the Executive retiring from the Company during the Restricted Period, the Shares will vest, if at all, on January 1, _______ in accordance with the provisions set forth in subsection (e) above, but the number of Shares that vest shall be immediately reduced pro rata based on the number of whole months having elapsed during the Restricted Period before the death, disability or retirement of the Executive occurred, and that number of Shares by which the grant has been reduced shall be immediately forfeited. Upon the Executive's termination of employment during the Restricted Period for any other reason, all Shares will be forfeited by the Executive.

2.  The Executive agrees, and the Committee hereby approves, that the Company shall make such provisions as are necessary or appropriate for the withholding of all applicable taxes on this award, in accordance with Section 5.3 of the Plan.  With respect to the minimum statutory tax withholding required upon vesting of this award, the Executive may elect to satisfy such withholding requirement by having the Company withhold Shares from this award.

3.  In the event of the Executive's death, the terms of this Agreement and the Plan shall be binding upon the Executive's estate and beneficiaries.

4.  This Agreement may not be changed, altered or modified except by a written agreement signed by the party against whom such change, alteration, or modification is sought to be enforced.

5.  This Agreement shall be construed in accordance with, and shall be subject to the provisions of, the Plan, a copy of which has been provided to the Executive and by which the Executive agrees to be bound.

The undersigned have executed this Agreement as of the day and year first above written.

IDAHO POWER COMPANY

By:_________________________________

EXECUTIVE

By:_________________________________